PAXAR CORPORATION
LIMITED POWER OF ATTORNEY
FOR
SECTION 16 REPORTING
OBLIGATIONS
OF ROGER M. WIDMANN

Know all by these presents, that the
undersigned hereby makes, constitutes and
appoints each of Jack R. Plaxe
and Robert S. Stone, with offices at Paxar
Corporation, 105 Corporate
Park Drive, White Plains NY 10604, and Eric Honick,
with offices at 605
Third Avenue, New York 10158, each acting individually,
with full power
of substitution, as the undersigned's true and lawful attorney-
in-fact,
with full power and authority as hereinafter described on behalf of
and
in the name, place and stead of the undersigned to:
(1)	prepare, execute,
acknowledge, sign, deliver and file, whether in printed, electronic or other accepted format, Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Paxar Corporation, a New York corporation (the "Company"), with the United States Securities and

Exchange Commission, any national securities exchanges and the Company, as
considered necessary or advisable under Section 16(a) of the
Securities
Exchange Act of 1934 and the rules and regulations
promulgated thereunder, as
amended from time to time (the "Exchange
Act");
(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities
from any third party, including brokers, employee benefit
plan administrators
and trustees; and, further, the undersigned hereby
authorizes any such person
to release any such information to  such
attorney-in-fact and approves and
ratifies any such release of
information; and
(3)	perform any and all other acts that, in the
discretion of such attorney-in-
fact, are necessary or desirable for and
on behalf of the undersigned in
connection with the foregoing.
The
undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but
does not require, each such
attorney-in-fact to act in his discretion on
information provided to such
attorney-in-fact without independent
verification of such information;
(2)	any documents prepared and/or
executed by any such attorney-in-fact on
behalf of the undersigned
pursuant to this Power of Attorney will be in such
form and will contain
such information and disclosure as such attorney-in-fact,
in his
discretion, deems necessary or desirable;
(3)	neither the Company nor any
of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the
undersigned for profit disgorgement under Section 16(b) of the
Exchange Act;
and
(4)	this Power of Attorney does not relieve the
undersigned from responsibility
for compliance with the undersigned's
obligations under the Exchange Act,
including without limitation the
reporting requirements under Section 16 of the Exchange Act.
The
undersigned hereby gives and grants each of the attorneys-in-fact named above, each acting individually, full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.
This Power of Attorney shall remain
in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
22nd day of January, 2004.



/s/ Roger M. Widmann
Signature





STATE OF NEW YORK 		)
	 		) SS:
COUNTY OF WESTCHESTER	)
On
this 22nd day of January, 2004, Roger M. Widmann personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto
set my hand and official seal.

/s/ Robert S. Stone
Notary Public